Exhibit 10.1

SECOND AMENDMENT TO THE VAALCO ENERGY, INC. 2020 LONG TERM INCENTIVE PLAN

This SECOND AMENDMENT TO THE VAALCO ENERGY, INC. 2020 LONG TERM INCENTIVE PLAN (this “Amendment”), effective as of June 6, 2024, is made and entered into by VAALCO Energy, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the VAALCO Energy, Inc. 2020 Long Term Incentive Plan, effective as of April 27, 2020 (as amended by the First Amendment to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan, effective as of June 3, 2021, the “2020 Plan”).

RECITALS

WHEREAS, pursuant to Article 9 of the 2020 Plan, the Company's Board of Directors (the “Board”) may, at any time and from time to time, amend the 2020 Plan, provided that, under certain circumstances, such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon;

WHEREAS, the Company desires to amend the 2020 Plan to increase the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the 2020 Plan from 9,250,000 shares to 14,750,000 shares of Common Stock;

WHEREAS, the Board approved this Amendment on April 19, 2024, subject to approval by the Company’s stockholders; and

WHEREAS, this Amendment was submitted to the stockholders of the Company for their approval and was approved on June 6, 2024.

NOW, THEREFORE, in accordance with Article 9 of the 2020 Plan, the Company hereby amends the 2020 Plan as follows:

1. Section 5.1 of the 2020 Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is fourteen million seven hundred fifty thousand (14,750,000) shares plus any Prior Plan Awards, of which up to one million (1,000,000) shares may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

2. Except as expressly amended by this Amendment, the 2020 Plan shall continue in full force and effect in accordance with the provisions thereof.

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